                              DECLARATION OF TRUST
                                       OF
                               TITAN CAPITAL TRUST


         THIS DECLARATION OF TRUST is made as of January 19, 2000 (this "Declaration of Trust"), by and among The Titan Corporation, a Delaware corporation, as depositor (the "Depositor"), Wilmington Trust Company, a Delaware banking corporation ("WTC"), as Delaware trustee (the "Delaware Trustee"), WTC, as property trustee (the "Property Trustee") and Deanna Hom Petersen and Ray Guillaume, each an individual, as administrative trustees (the "Administrative Trustees;" and, together with the Delaware Trustee and the Property Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Titan Capital Trust" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. Section 3801, ET SEQ. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in substantially the form attached hereto as Exhibit A.

         3. The Depositor and the Trustees will enter into an amended and restated Declaration of Trust satisfactory to each such party and substantially in the form to be included as an exhibit to the Offering Document referred to below, or in such other form as the Trustees and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the trust preferred securities and common securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duties or obligations hereunder or with respect of the trust estate, except for the filing of the Certificate of Trust with the Delaware Secretary of State. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Depositor, as the Depositor of the Trust, is hereby authorized, in its discretion, (i) to prepare one or more offering memoranda or circular in preliminary and final form relating to the offering and sale of Preferred Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Preferred Securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the

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exemption from registration of the Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market;
(iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred or Capital Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, dealer manager agreements, escrow agreements, remarketing agreements, registration rights agreements and other related agreements providing for or relating to the sale of the Preferred Securities of the Trust.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), PORTAL or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or "Blue Sky" laws.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of Trustees of the Trust initially shall be four and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. The Delaware Trustee may resign upon thirty days' prior notice to the Depositor.

         7. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (with regard to conflict of laws principles).

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         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                                THE TITAN CORPORATION, as Depositor


                                By:

                                Name:
                                Title:


                                WILMINGTON TRUST COMPANY, as Delaware Trustee


                                By:

                                Name:
                                Title:


                                WILMINGTON TRUST COMPANY, as Property Trustee


                                By:

                                Name:
                                Title:


                                ---------------------------------
                                Deanna Hom Petersen, as Administrative Trustee


                                ----------------------------------
                                Ray Guillaume, as Administrative Trustee

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                  EXHIBIT A


                             CERTIFICATE OF TRUST OF
                               TITAN CAPITAL TRUST


         THIS Certificate of Trust of Titan Capital Trust (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C.
Section 3801 ET SEQ.) (the "Act").

         1. NAME. The name of the business trust formed hereby is Titan Capital Trust.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is WILMINGTON TRUST COMPANY, RODNEY SQUARE NORTH, 1100 NORTH MARKET STREET, WILMINGTON, DELAWARE 19890-0001, ATTENTION:
CORPORATE TRUST ADMINISTRATION.

         3. EFFECTIVE DATE. This Certificate of Trust will be effective upon filing.

         IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                  WILMINGTON TRUST COMPANY, as Delaware Trustee


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:

                                  WILMINGTON TRUST COMPANY, as Property Trustee


                                  By:
                                     -----------------------------------
                                  Name:
                                  Title:


                                  ----------------------------------
                                  Deanna Hom Petersen, as Administrative Trustee


                                  ----------------------------------
                                  Ray Guillaume, as Administrative Trustee